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EXECUTION COPY

30,000,000 Shares

HIGHLAND CREDIT STRATEGIES FUND

COMMON SHARES OF BENEFICIAL INTEREST

(Par Value $0.001 Per Share)

UNDERWRITING AGREEMENT

June 23, 2006

June 23, 2006

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Highland Credit Strategies Fund, a statutory trust organized under the laws of Delaware (the “Fund”), is a newly organized, non-diversified closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Fund proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) 30,000,000 of its common shares of beneficial interest (par value $0.001 per share) (the “Firm Shares”). The Fund also proposes to issue and sell to the several Underwriters not more than an additional 4,500,000 of its common shares of beneficial interest (par value $0.001 per share) (the “Additional Shares”) if and to the extent that you, as Manager of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such common shares of beneficial interest granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The common shares of beneficial interest (par value $0.001 per share) of the Fund to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Shares.”

Highland Capital Management, L.P. (the “Investment Adviser”) acts as the Fund’s investment adviser pursuant to an Investment Advisory Agreement between the Investment Adviser and the Fund (the “Investment Advisory Agreement”).

The Fund has filed with the Securities and Exchange Commission (the “Commission”) a notification on Form N-8A (the “Notification”) of registration of the Fund as an investment company and a registration statement on Form N-2, including a prospectus and a statement of additional information incorporated by reference in the prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares, including the statement of additional information incorporated therein by reference, is hereinafter referred to as the “Prospectus.” If the Fund has filed an abbreviated registration statement to register additional Common Shares pursuant to

Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. The Investment Company Act and the Securities Act are hereinafter referred to collectively as the “Acts,” and the rules and regulations of the Commission under the Acts and under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are hereinafter referred to collectively as the “Rules and Regulations.”

For purposes of this Agreement, “Omitting Prospectus” means any advertisement used with the written consent of the Fund in the public offering of the Shares pursuant to Rule 482 under the Rules and Regulations and “Time of Sale Prospectus” means the preliminary prospectus dated May 22, 2006, including the statement of additional information incorporated therein by reference, the Omitting Prospectuses, if any, each identified on Schedule II hereto and the pricing information set forth on Schedule III hereto. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and Prospectus shall include the documents, if any, incorporated by reference therein, including the statement of additional information.

1. Representations and Warranties of the Fund and the Investment Adviser. Each of the Fund and the Investment Adviser, jointly and severally, represent and warrant to and agree with each of the Underwriters that:

(a) The Fund meets the requirements for the use of Form N-2 under the Acts. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Fund or the Investment Adviser, threatened by the Commission.

(b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Acts and the applicable Rules and Regulations thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Fund, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Fund in writing by such Underwriter through you expressly for use therein.

(c) The Fund has been duly organized, is validly existing as a statutory trust in good standing under the laws of the State of Delaware, has the power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Fund. The Fund has no subsidiaries.

(d) The Fund is registered with the Commission as a non-diversified, closed-end management investment company under the Investment Company Act and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the knowledge of the Fund or the Investment Adviser, threatened by the Commission. No person is serving or acting as an officer or trustee of, or investment adviser to, the Fund except in accordance with the provisions of the Investment Company Act and the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no trustee of the Fund is an “interested person” of the Fund or, to the knowledge of the Fund or the Investment Adviser, an “affiliated person” of any Underwriter (each, as defined in the Investment Company Act).

(e) Each of this Agreement, the Investment Advisory Agreement, the Administration Services Agreement between Highland Capital Management, L.P. (the “Administrator”) and the Fund (the “Administration Services Agreement”), the Custodian Services Agreement between PFPC Trust Company (the “Custodian”) and the Fund (the “Custody Agreement”), the Transfer Agency Services Agreement between PFPC, Inc. (the “Transfer Agent”) and the Fund (the “Transfer Agency Agreement”) and the Accounting Services Agreement between PFPC, Inc. (the “Accounting Agent”) and the Fund (the “Accounting Services Agreement”) (this Agreement, the Investment Advisory Agreement, the Administration Services Agreement, the

Custody Agreement, the Transfer Agency Agreement and the Accounting Services Agreement are referred to herein, collectively, as the “Fundamental Agreements”) has been duly authorized, executed and delivered by the Fund and complies with all applicable provisions of the Acts, the Advisers Act and the applicable Rules and Regulations. The Fund has adopted the Dividend Reinvestment Plan (the “Plan”). Each Fundamental Agreement and the Plan is a valid and binding agreement of the Fund, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and equitable principles of general applicability (whether considered a proceeding in equity or at law).

(f) None of (A) the execution and delivery by the Fund of, and the performance by the Fund of its obligations under, each Fundamental Agreement or the adoption by the Fund of the Plan, or (B) the issue and sale by the Fund of the Shares as contemplated by this Agreement contravenes or will contravene any provision of applicable law or the declaration of trust of the Fund or any agreement or other instrument binding upon the Fund that is material to the Fund, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Fund, whether foreign or domestic. No consent, approval, authorization, order or permit of, or qualification with, any governmental body or agency, self-regulatory organization or court or other tribunal, whether foreign or domestic, is required for the performance by the Fund of its obligations under the Fundamental Agreements or the Plan, except such as have been obtained and as may be required by the Acts, the Advisers Act, the Exchange Act, or the applicable Rules and Regulations, or by the securities or Blue Sky laws of the various states and foreign jurisdictions in connection with the offer and sale of the Shares or such as which the failure to obtain would not have (i) a material adverse effect on the Fund or the Investment Adviser or (ii) an adverse effect on the consummation of the transactions contemplated by this Agreement or on any Underwriter.

(g) The authorized common shares of beneficial interest of the Fund conform in all material respects to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus, and the declaration of trust of the Fund, the Fundamental Agreements and the Plan conform in all material respects to the descriptions thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(h) The declaration of trust of the Fund, the Fundamental Agreements and the Plan comply with all applicable provisions of the Acts and the applicable Rules and Regulations, and all approvals of such documents required under the Investment Company Act by the Fund’s shareholders and Board of Trustees have been obtained and are in full force and effect.

(i) The Fundamental Agreements (other than this Agreement) and the Plan are in full force and effect and neither the Fund nor, to the knowledge of the Fund or the Investment Adviser, any other party to any such agreement is in default thereunder, and no event has occurred which with the passage of time or the giving of notice or both would constitute a default thereunder by the Fund or, to the knowledge of the Fund or the Investment Adviser, by any other party thereto. The Fund is not currently in breach of, or in default under, any other written agreement or instrument to which it or its property is bound or affected.

(j) The Common Shares outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable, except as provided in the last sentence of Section 3.8 of the Fund’s declaration of trust.

(k) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, except as provided in the last sentence of Section 3.8 of the Fund’s declaration of trust, and the issuance of the Shares will not be subject to any preemptive or similar rights.

(l) The Common Shares have been approved for listing on the New York Stock Exchange, subject to official notice of issuance. The Fund’s Registration Statement on Form 8-A under the Exchange Act is effective.

(m) Any Omitting Prospectus identified on Schedule II hereto (i) complies in all material respects with the requirements of Rule 482, (ii) does not contain an untrue statement of a material fact, (iii) complied and will comply in all material respects with the Acts, the Rules and Regulations and the rules and regulations of the National Association of Securities Dealers, Inc. (the “NASD”) and (iv) has been duly filed with the NASD and the NASD has issued no objections with respect to such Omitting Prospectuses. Except for Omitting Prospectuses identified on Schedule II hereto, the Fund has not prepared, used or referred to and will not, without your prior consent, prepare, use or refer to any Omitting Prospectuses.

(n) The Fund intends to direct the investment of the proceeds of the offering described in the Time of Sale Prospectus and the Prospectus in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and the Fund is eligible to qualify as a regulated investment company under Subchapter M of the Code.

(o) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Fund from that set forth in the Time of Sale Prospectus, and there have been no transactions entered into by the Fund which are material to the Fund other than those in the ordinary course of its business or as described in the Time of Sale Prospectus.

(p) There are no legal or governmental proceedings pending or, to the knowledge of the Fund or the Investment Adviser, threatened to which the Fund is a party or to which any of the properties of the Fund is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a material adverse effect on the Fund, or on the power or ability of the Fund to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(q) The Fund has all necessary consents, authorizations, approvals, orders (including exemptive orders), certificates and permits of and from, and has made all declarations and filings with, all governmental authorities, self-regulatory organizations and courts and other tribunals, whether foreign or domestic, to own and use its assets and to conduct its business in the manner described in the Time of Sale Prospectus, except to the extent that the failure to obtain or file the foregoing would not have a material adverse effect on the Fund.

(r) Each preliminary prospectus (including the statement of additional information incorporated therein by reference) filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 497 under the Securities Act, complied when so filed in all material respects with the Acts and the applicable Rules and Regulations.

(s) The statement of assets and liabilities, together with the related notes to such statement, included in the Registration Statement, the Time of Sale Prospectus and the Prospectus presents fairly the financial position of the Fund as of the date indicated and said statement has been prepared in conformity with generally accepted accounting principles. PricewaterhouseCoopers LLP, whose report appears in the Time of Sale Prospectus and the Prospectus and who have certified the financial statements and supporting schedules, if any, included in the Registration Statement, is an independent registered public accounting firm as required by the Acts and the applicable Rules and Regulations.

(t) There are no material restrictions, limitations or regulations with respect to the ability of the Fund to invest its assets as described in the Time of Sale Prospectus and the Prospectus, other than as described therein.

(u) All advertisements authorized in writing by the Fund for use in the offering of the Shares complied, and will comply, in all material respects with the requirements of the Acts, the applicable Rules and Regulations and the rules and regulations of the NASD and there are no such advertisements other than the Omitting Prospectuses identified on Schedule II hereto.

(v) There are no contracts, agreements or understandings between the Fund and any person granting such person the right to require the Fund to file a registration statement under the Securities Act with respect to any securities of the Fund or to require the Fund to include such securities with the Shares registered pursuant to the Registration Statement.

(w) The expense summary information set forth in the Time of Sale Prospectus and the Prospectus in the Fee Table has been prepared in accordance with the requirements of Form N-2 and any fee projections or estimates, if applicable, are reasonably based and comply in all material respects with the requirements of Form N-2.

(x) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Fund has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Fund has not purchased any of its outstanding capital shares of beneficial interest, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital shares of beneficial interest other than ordinary and customary dividends; and (iii) there has not been any material change in the capital shares of beneficial interest, short-term debt or long-term debt of the Fund except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(y) The Fund owns or possesses, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by it in connection with the business now operated by it (provided that the Fund does not own any right or intellectual property to the name “Highland”, other than its right to use the name “Highland” as set forth in Section 13 of the Investment Advisory Agreement), and the Fund has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Fund.

(z) The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, since the date of the Fund’s most recent audited financial statements included or incorporated by reference in the Prospectus, there has been (i) no material weakness in the Fund’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Fund’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Fund’s internal control over financial reporting.

(aa) Neither the Fund nor any employee nor agent of the Fund has made any payment of funds of the Fund or received or retained any funds, which payment, receipt or retention is of a character to be disclosed in the Time of Sale Prospectus, the Prospectus or the Registration Statement.

2. Representations and Warranties of the Investment Adviser. The Investment Adviser represents and warrants to and agrees with each of the Underwriters that:

(a) The Investment Adviser has been organized and is in good standing under the laws of the State of Delaware, has the power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Investment Adviser.

(b) The Investment Adviser is duly registered as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act or the Investment Company Act from acting under the Investment Advisory Agreement as an investment adviser to the Fund as contemplated by the Time of Sale Prospectus or from acting as the Investment Adviser in this Agreement or from acting as the Administrator under the Administration Services Agreement, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the knowledge of the Investment Adviser, threatened by the Commission.

(c) Each of this Agreement, the Investment Advisory Agreement, the Administration Services Agreement, the Marketing and Structuring Fee Agreement with Morgan Stanley & Co. Incorporated (the “Marketing and Structuring Fee Agreement”) and the Sub-Administration Services Agreement with PFPC, Inc. (the “Sub-Administrator”) (the “Sub-Adminstration Services Agreement”) (this Agreement, the Investment Advisory Agreement, the Administration Services Agreement, the Marketing and Structuring Fee Agreement and the Sub-Administration Services Agreement are referred to herein, collectively, as the “Highland Agreements”) has been duly authorized, executed and delivered by the Investment Adviser and complies with all applicable provisions of the Acts, the Advisers Act and the applicable Rules and Regulations. Each of the Highland Agreements is a valid and binding agreement of the Investment Adviser, enforceable in accordance with its terms, except that rights to indemnity and contribution may be limited by federal and state securities laws and subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding of equity or at law); provided that we do not make any representation or warranty as to the effect on the representations and warranties expressed herein of (i) the compliance or noncompliance of any party (other than the Investment Adviser and the Fund) to any of the foregoing agreements with any state, federal or other laws or regulations applicable to it or them or (ii) the legal or regulatory status or the nature of the business of such party.

(d) The execution and delivery by the Investment Adviser of, and the performance by the Investment Adviser of its obligations under, the Highland Agreements will not contravene any provision of applicable law or the limited partnership agreement of the Investment Adviser or any agreement or other instrument binding upon the Investment Adviser that is material to the Investment Adviser, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Investment Adviser, whether foreign or domestic. No consent, approval, authorization, order or permit of, or qualification with, any governmental body or agency, self-regulatory organization or court or other tribunal, whether foreign or domestic, is required for the performance by the Investment Adviser of its obligations under the Highland Agreements, except such as have been obtained and as may be required by the Acts, the Advisers Act, the Exchange Act or the applicable Rules and Regulations, or by the securities or Blue Sky laws of the various states and foreign jurisdictions in connection with the offer and sale of the Shares or such as which the failure to obtain would not have (i) a material adverse effect on the Fund or the Investment Adviser or (ii) an adverse effect on the consummation of the transactions contemplated by this Agreement or on any Underwriter.

(e) There are no legal or governmental proceedings pending or, to the knowledge of the Investment Adviser, threatened to which the Investment Adviser is a party or to which any of the properties of the Investment Adviser is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a material adverse effect on the Investment Adviser, or on the power or ability of the Investment Adviser to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(f) The Investment Adviser has all necessary consents, authorizations, approvals, orders (including exemptive orders), certificates and permits of and from, and has made all declarations and filings with, all governmental authorities, self-regulatory organizations and courts and other tribunals, whether foreign or domestic, to own and use its assets and to conduct its business in the manner described in the Time of Sale Prospectus, except to the extent that the failure to obtain or file the foregoing would not have a material adverse effect on the Investment Adviser.

(g) The Investment Adviser has the financial resources available to it necessary for the commercially reasonable performance of its services and obligations as contemplated in the Time of Sale Prospectus and by the Highland Agreements.

(h) The Investment Advisory Agreement is in full force and effect and neither the Investment Adviser nor the Fund is in default thereunder, and, no event has occurred which with the passage of time or the giving of notice or both would constitute a default under such document.

(i) All information furnished by the Investment Adviser for use in the Registration Statement, the Time of Sale Prospectus and Prospectus, including, without limitation, the description of the Investment Adviser, does not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading (in the case of the Time of Sale Prospectus and the Prospectus in light of the circumstances under which it was made).

(j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Investment Adviser from that set forth in the Time of Sale Prospectus, and there have been no transactions entered into by the Investment Adviser which are material to the Investment Adviser other than those in the ordinary course of its business or as described in the Time of Sale Prospectus.

3. Agreements to Sell and Purchase. The Fund hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Fund the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $19.10 a share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Fund agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 4,500,000 Additional Shares at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 45 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

The Fund hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares. The agreements contained in this paragraph shall not apply to the Shares to be sold hereunder or any Common Shares issued pursuant to the Plan.

4. Terms of Public Offering. The Fund and the Investment Adviser are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Fund and the Investment Adviser are further advised by you that the Shares are to be offered to the public initially at $20.00 a share (the “Public Offering Price”), and to certain dealers selected by you at a price that represents a concession not in excess of $0.60 a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $0.10 a share, to any Underwriter or to certain other dealers.

5. Payment and Delivery. Payment for the Firm Shares shall be made to the Fund in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on June 29, 2006, or at such other time on the same or such other date, not later than July 7, 2006, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Fund in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than August 17, 2006, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

6. Conditions to the Underwriters’ Obligations. The respective obligations of the Fund and the Investment Adviser and the several obligations of the Underwriters hereunder are subject to the condition that the Registration Statement shall have become effective not later than 10:00 a.m. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Fund or the Investment Adviser, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of each of the Fund and the Investment Adviser, to the effect set forth in Section 6(a) above and to the effect that the representations and warranties of the Fund and the Investment Adviser contained in this Agreement are true and correct as of the Closing Date and that each of the Fund and the Investment Adviser has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied, hereunder on or before the Closing Date.

Each officer signing and delivering such a certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) Each of the Investment Adviser and the Fund shall have performed all of their respective obligations to be performed hereunder on or prior to the Closing Date.

(d) The Underwriters shall have received on the Closing Date opinions of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Fund, dated the Closing Date, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinions for each of the Underwriters substantially to the effect set forth in Exhibits A-1, A-2 and A-3 hereto and to such further effect as counsel to the Underwriters may reasonably request.

(e) The Underwriters shall have received on the Closing Date an opinion of Kevin Ciavarra, general counsel for the Investment Adviser, dated the Closing Date, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the Underwriters substantially to the effect set forth in Exhibits B-1 and to such further effect as counsel to the Underwriters may reasonably request.

The opinion of Skadden, Arps, Slate, Meagher & Flom LLP and of Kevin Ciavarra described in Section 6(d) and 6(e) above, respectively, shall be rendered to the Underwriters at the request of the Fund and shall so state therein.

(f) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, with respect to such matters as the Underwriters may reasonably request.

(g) The Underwriters shall have received on the Closing Date a certificate from a duly authorized officer of the Custodian, certifying that the Custody Agreement is in full force and effect and is a valid and binding agreement of the Custodian.

(h) The Underwriters shall have received on the Closing Date a certificate from a duly authorized officer of the Transfer Agent, certifying that the Transfer Agency Agreement is in full force and effect and is a valid and binding agreement of the Transfer Agent.

(i) The Underwriters shall have received on the Closing Date a certificate from a duly authorized officer of the Administrator, certifying that the Administration Services Agreement is in full force and effect and is a valid and binding agreement of the Administrator.

(j) The Underwriters shall have received on the Closing Date a certificate from a duly authorized officer of the Sub-Administrator, certifying that the Sub-Administration Services Agreement is in full force and effect and is a valid and binding agreement of the Sub-Administrator.

(k) The Underwriters shall have received on the Closing Date a certificate from a duly authorized officer of the Accounting Agent certifying that the Accounting Services Agreement is in full force and effect and is a valid and binding agreement of the Accounting Agent.

(l) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Time of Sale Prospectus, provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(m) All filings, applications and proceedings taken by the Fund and the Investment Adviser in connection with the organization and registration of the Fund and the Shares under the Acts and the applicable Rules and Regulations shall be satisfactory in form and substance to you and counsel for the Underwriters.

(n) No action, suit, proceeding, inquiry or investigation shall have been instituted or threatened by the Commission which would adversely affect the Fund’s standing as a registered investment company under the Investment Company Act or the standing of the Investment Adviser as a registered investment adviser under the Advisers Act.

(o) The Shares shall have been duly authorized for listing on the New York Stock Exchange, subject only to official notice of issuance thereof.

(p) The Marketing and Structuring Agreement shall be in full force and effect.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Fund and the Investment Adviser, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of the Additional Shares.

7. Covenants of the Fund and the Investment Adviser. In further consideration of the agreements of the Underwriters herein contained, each of the Fund and the Investment Adviser, jointly and severally, covenant and agree with each Underwriter as follows:

(a) To notify you as soon as reasonably practicable, and confirm such notice in writing, (i) of the institution of any proceedings pursuant to Section 8(e) of the Investment Company Act and (ii) of the happening of any event during the period mentioned in Section 7(h) below which in the judgment of the Fund makes any statement in the Notification, the Registration Statement the Time of Sale Prospectus, any Omitting Prospectus or the Prospectus untrue in any material respect or which requires the making of any change in or addition to the Notification, the Registration Statement, the Time of Sale Prospectus, any Omitting Prospectus or the Prospectus in order to make the statements therein not misleading in any material respect. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement or an order pursuant to Section 8(e) of the Investment Company Act, the Fund will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment.

(b) To furnish to you, without charge, three signed copies of each of the Notification and the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of each of the Notification and the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to

10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(d) below, as many copies of the Time of Sale Prospectus, Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(c) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 497 under the Securities Act any prospectus required to be filed pursuant to such Rule.

(d) To furnish to you a copy of each proposed Omitting Prospectus to be prepared by or on behalf of, used by, or referred to by the Fund and not to use or refer to any proposed Omitting Prospectus to which you reasonably object.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the material statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus materially conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the material statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict in any material respect with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) The Fund will use the net proceeds received by it from the sale of the Shares in the manner specified in the Time of Sale Prospectus.

(g) The Fund and the Investment Adviser will not take any action designed to cause or result in the manipulation of the price of any security of the Fund to facilitate the sale of Shares in violation of the Acts or the Securities Act and the applicable Rules and Regulations, or the securities or Blue Sky laws of the various states and foreign jurisdictions in connection with the offer and sale of Shares.

(h) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Fund) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(i) To use its reasonable best efforts to maintain the Fund’s qualification as a regulated investment company under Subchapter M of the Code.

(j) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(k) To make generally available to the Fund’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Fund occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations, including Rule 158, of the Commission thereunder.

(l) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the obligations of the Fund and the Investment Adviser under this Agreement, including: (i) the fees, disbursements and expenses of the Fund’s counsel and the Fund’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Notification, the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, and any Omitting Prospectus prepared by or on behalf of, used by, or referred to by the Fund and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(j) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, (iv) (A) all filing fees and (B) the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the NASD (provided that such fees and disbursements insofar as they relate exclusively to the NASD’s review pursuant to the NASD Corporate Financing Rule (Rule 2710) shall not exceed $10,000, it being understood that fees and disbursements of counsel in connection with the NASD’s review of any Fund marketing materials shall not be subject to such limitation), (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Shares and all costs and expenses incident to listing the Shares on the New York Stock Exchange, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Fund relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Fund, travel and lodging expenses of the representatives and officers of the Fund and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Fund hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

8. Indemnity and Contribution. (a) Each of the Fund and the Investment Adviser, jointly and severally, agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Omitting Prospectus, any preliminary prospectus (including any statement of additional information incorporated therein by reference), the Time of Sale Prospectus, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Fund in writing by such Underwriter through you expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Fund and the Investment Adviser, its trustees or partners (as the case may be), and each officer of the Fund who signs the Registration Statement and each person, if any, who controls the Fund or any Investment Adviser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Fund and the Investment Adviser to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Fund in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus (including any statement of additional information incorporated therein by reference), the Time of Sale Prospectus, any Omitting Prospectus or Prospectus or any amendments or supplements thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriters within the meaning of Section 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Fund, its trustees, its officers who sign the Registration Statement and each person, if any, who controls the Fund within the meaning of either such Section, and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Investment Adviser, its partners and each person, if any, who controls the Investment Adviser within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Fund, and such trustees, officers and control persons of the Fund, such firm shall be designated in writing by the Fund. In the case of any such separate firm for the Investment Adviser, and such partners and control persons of the Investment Adviser, such firm shall be designated in writing by the Investment Adviser. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Investment Adviser on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Fund and the Investment Adviser on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Fund and the Investment Adviser on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Fund and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Fund and the Investment Adviser on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Fund or the Investment Adviser or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this

Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The Investment Adviser agrees to pay any amounts that are payable by the Fund pursuant to this paragraph to the extent that the Fund fails to make all contributions required to be made by the Fund pursuant to this Section 8.

(e) The Fund, the Investment Adviser and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Fund and the Investment Adviser contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Investment Adviser, its officers, partners, or any person controlling the Investment Adviser or by or on behalf of the Fund, its officers or trustees or any person controlling the Fund and (iii) acceptance of and payment for any of the Shares.

9. Termination. The Underwriters may terminate this Agreement by notice given by you to the Fund, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, (ii) trading of any securities of the Fund shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Fund for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Fund. In any such case either you or the Fund shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Fund or the Investment Adviser to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Fund or the Investment Adviser shall be unable to perform its obligations under this Agreement, the Investment Adviser will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Fund and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Fund and the Investment Adviser acknowledge that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Fund, the Investment Adviser or any other person affiliated with the Fund or the Investment Adviser, (ii) the Underwriters owe the Fund and the Investment Adviser only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Fund and the Investment Adviser. The Fund and the Investment Adviser waive to the full extent permitted by applicable law any claims either of them may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; and if to the Fund, shall be delivered, mailed or sent to Two Galleria Tower, 13455 Noel Road, Suite 800, Dallas, Texas 75240, Attention: Jason Blackburn and if to the Investment Adviser, shall be delivered, mailed or sent to Two Galleria Tower, 13455 Noel Road, Suite 800, Dallas, Texas 75240, Attention: Kevin Ciavarra.

Very truly yours,

HIGHLAND CREDIT STRATEGIES FUND

By:	/s/ Joe Dougherty
Name: Joe Dougherty
Title: Senior Vice-President

HIGHLAND CAPITAL MANAGEMENT, L.P.

By:	/s/ Mark Okada
Name: Mark Okada
Title: Executive Vice-President

Accepted as of the date hereof MORGAN STANLEY & CO. INCORPORATED Acting severally on behalf of itself and the several Underwriters named in Schedule I hereto.

By:	Morgan Stanley & Co. Incorporated

By:	/s/ Trevor R. Burgess
Name: Trevor R. Burgess
Title: Executive Director

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. Incorporated	28,725,000
Oppenheimer & Co., Inc.	400,000
Stephens Inc.	400,000
Axiom Capital Management	100,000
DOFT & Co., INC.	100,000
Wells Fargo Securities, LLC	100,000
Robert W. Baird & Co.	25,000
Dawson James Securities, Inc.	25,000
E*TRADE Securities LLC	25,000
Huntleigh Securities Corporation	25,000
David A. Noyes & Company	25,000
RBC Capital Markets Corporation	25,000
Stone & Youngberg LLC	25,000

Total:	30,000,000

I-1

SCHEDULE II

Omitting Prospectuses

1.	Highland Credit Strategies Fund Broker Dealer Brochure

2.	Highland Credit Strategies Fund Investor Guide

3.	Highland Credit Strategies Fund Broker Dealer Slide Presentation

4.	Highland Credit Strategies Fund Investor Envelope

II-1

SCHEDULE III

Pricing Information

1.	Price per Share to the Public: $20.00

2.	Number of Shares Sold: 30,000,000

III-1

Exhibit A-1

Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

June 29, 2006

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

As Representative of the several Underwriters

Named in the Underwriting Agreement referred to below

Re:	Highland Credit Strategies Fund —
Initial Public Offering of Common Shares

Ladies and Gentlemen:

We have acted as special counsel to Highland Credit Strategies Fund, a statutory trust (the “Trust”) created under the Delaware Statutory Trust Act, in connection with the Underwriting Agreement, dated June 23, 2006 (the “Underwriting Agreement”), among the Trust, Highland Capital Management, L.P. (the “Investment Adviser”), and you, as representative of the several Underwriters named in Schedule I thereto (the “Underwriters”), relating to the issuance and sale by the Trust to the Underwriters of         shares (the “Firm Shares”) of the Trust’s common shares of beneficial interest, par value $0.001 per share (the “Common Shares”), and up to an additional         Common Shares (the “Option Shares”) at the Underwriters’ option to cover over-allotments. The Firm Shares and the Option Shares are collectively referred to herein as the “Shares.” This opinion is being furnished to you pursuant to Section 6(d) of the Underwriting Agreement.

In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

(a) the notification of registration of the Trust on Form N-8A, dated March 15, 2006 (the “1940 Act Notification”), as filed with the Securities and Exchange Commission (the “Commission”) on March 15, 2006 under the Investment Company Act of 1940, as amended (the “1940 Act”);

(b) the registration statement on Form N-2 (File Nos. 333-132436 and 811-21869) of the Trust relating to the Shares filed on March 15, 2006 with the Commission under the Securities Act of 1933, as amended (the “Securities Act”) and the 1940 Act and Pre-Effective Amendments No. 1 through No. 6 thereto and the information deemed to be a part of the registration statement as of the date it was declared effective pursuant to Rule 430A of the General Rules and Regulations under the Securities Act (the “Securities Act Rules and Regulations”) [and the order of the Commission declaring such registration statement effective on     , 2006] (such registration statement, as so amended and declared effective by the Commission [on     , 2006], being hereinafter referred to as the “[Basic] Registration Statement”) [, and the registration statement on Form N-2 (File No.     ) of the Trust filed with the Commission on    , 2006 pursuant to Rule 462(b) under the Securities Act (such registration statement, which became effective on such filing date, being hereinafter referred to as the “462(b) Registration Statement” and, together with the Basic Registration Statement, the “Registration Statement”)];

A-1-1

(c) the registration statement on Form 8-A (File No. 001-32921) of the Trust as filed with the Commission on June 20, 2006, relating to the registration of the Common Shares under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(d) the preliminary prospectus and statement of additional information relating to the offering of Shares, each dated May 22, 2006 (collectively, the “Time of Sale Prospectus”);

(e) the final prospectus and statement of additional information, each dated     , 2006, relating to the offering of the Shares, in the forms filed with the Commission pursuant to Rule 497(h) of the Securities Act Rules and Regulations (collectively, the “Prospectus”);

(f) the certificate of M. Jason Blackburn, Treasurer and Secretary of the Trust, and Kevin Ciavarra, General Counsel of the Investment Adviser, dated the date hereof, a copy of which is attached as Exhibit A hereto (the “Officers’ Certificate”);

(g) an executed copy of the Underwriting Agreement;

(h) a specimen certificate evidencing the Common Shares in the form filed as Exhibit (d) to the [Basic] Registration Statement (the “Specimen Certificate”);

(i) the Investment Advisory Agreement between the Trust and the Investment Adviser, dated     , 2006 (the “Investment Advisory Agreement”);

(j) the Administration Services Agreement between the Trust and Highland Capital Management, L.P., dated     , 2006 (the “Administration Services Agreement”);

(k) the Custodian Services Agreement between the Trust and PFPC Trust Company, dated     , 2006 (the “Custodian Services Agreement”);

(l) the Transfer Agency Services Agreement between the Trust and PFPC, Inc., dated     , 2006 (the “Transfer Agency Services Agreement”);

(m) the Accounting Services Agreement between the Trust and PFPC, Inc., dated     , 2006 (the “Accounting Services Agreement”);

(n) the Subscription Agreement between the Trust and Highland Capital Management Services, Inc., dated June 1, 2006;

(o) the Certificate of Trust of the Trust, as filed with, and certified by, the Secretary of State of the State of Delaware on March 10, 2006;

(p) the Agreement and Declaration of Trust of the Trust, dated as of March 10, 2006 (the “Declaration of Trust”);

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(q) the By-Laws of the Trust, as certified by M. Jason Blackburn, Secretary of the Trust (the “By-Laws”);

(r) certain resolutions adopted by actions taken by written consent of R. Joseph Dougherty, as the Sole Trustee of the Trust, on March 10, 2006 and May 19, 2006, certain resolutions adopted by the Board of Trustees of the Trust at a meeting on May 19, 2006 and certain resolutions adopted by written consent of the Board of Trustees on June     , 2006, as certified by M. Jason Blackburn, Secretary of the Trust;

(s) a certificate, dated May 25, 2006, from the Secretary of State of the State of Delaware as to the Trust’s creation, good standing and legal existence in the State of Delaware (the “Delaware Good Standing Certificate”), and a bring-down certificate thereof, dated     , 2006 (the “Delaware Bring-Down Good Standing Certificate”);

(t) a certificate, dated June 7, 2006 (the “Texas Certificate of Existence”), and a bring-down certificate, dated     , 2006 (the “Texas Bring-Down Certificate of Existence”), from the Secretary of State of the State of Texas certifying that the Trust is registered as a foreign business trust in Texas; and

(u) the electronic receipt of acceptance by the Commission of the Trust’s filing of the Prospectus pursuant to Rule 497(h) under the Securities Act Rules and Regulations.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Trust and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Trust, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Trust, the Investment Adviser, and others and of public officials, including the facts set forth in the Officers’ Certificate described above.

The Investment Advisory Agreement, the Administration Services Agreement, the Custodian Services Agreement, the Transfer Agency Services Agreement and the Accounting Services Agreement are referred to herein collectively as the “Fundamental Agreements.” As used herein, (i) “Applicable Laws” means the Delaware Statutory Trust Act and those laws, rules and regulations of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement and the laws, rules and regulations of the State of Delaware, that, in our experience, are normally applicable to the transactions of the type normally

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contemplated by the Fundamental Agreements (in each case other than the state securities or blue sky laws, antifraud laws and the rules and regulations of the National Association of Securities Dealers, Inc.), but without our having made any special investigation as to the applicability of any specific law, rule or regulation; (ii) “Governmental Authorities” means any court, regulatory body, administrative agency or governmental body of the State of Delaware, the State of New York or the United States of America having jurisdiction over the Trust under Applicable Laws or the federal securities laws; and (iii) “Governmental Approval” means any consent, approval, license, authorization, validation of, filing, qualification or registration with any Governmental Authority required to be made or obtained by the Trust pursuant to any Applicable Laws or the federal securities laws, other than any consent, approval, license, authorization, validation, filing, qualification or registration that may have become applicable as a result of the involvement of any party (other than the Trust) in the transactions contemplated by the Underwriting Agreement and the Fundamental Agreements or because of such parties’ legal or regulatory status or because of any other facts specifically pertaining to such parties.

[We have been orally advised by the staff of the Commission that] [T]he [Basic] Registration Statement was declared effective under the Securities Act at     :00 [a./p.]m. (Eastern Time) on     , 2006 and that (i) no stop order suspending the effectiveness of (x) the Registration Statement or (y) the notification of registration of the Trust on Form N-8A, dated March 15, 2006, as filed with the Commission on March 15. 2006 under the 1940 Act has been issued and (ii) no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

We have also been advised by the New York Stock Exchange that the Shares have been authorized for listing on the New York Stock Exchange [, subject to official notice of issuance.]

The opinions set forth below are subject to the following further qualifications, assumptions and limitations:

(a) the opinion set forth in paragraph 1 below with respect to the creation, legal existence and good standing of the Trust is based solely upon the Delaware Good Standing Certificate and the Delaware Bring-Down Good Standing Certificate;

(b) the opinion set forth in paragraph 2 below with respect to the status of the Trust in the State of Texas is based solely upon the Texas Certificate of Existence and the Texas Bring-Down Certificate of Existence;

(c) we do not express any opinion as to the effect on the opinions expressed herein of (i) the compliance or noncompliance of any party to each of the Fundamental Agreements (other than with respect to the Trust to the extent necessary to render the opinions set forth herein) with any state, federal or other laws or regulations applicable to it or them or (ii) the legal or regulatory status or the nature of the business of any such party (other than with respect to the Trust to the extent necessary to render the opinions set forth herein);

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(d) the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(e) we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on any of the Fundamental Agreements or any transactions contemplated thereby;

(f) we do not express any opinion as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation);

(g) we do not express any opinion as to any provision with respect to the enforceability of the choice of law of the parties;

(h) we do not express any opinion on the enforceability of any provision in a Fundamental Agreement purporting to prohibit, restrict or condition the assignment of rights under such Fundamental Agreement to the extent such restriction on assignability is governed by the Uniform Commercial Code;

(i) the opinion set forth in paragraph 13 below is based solely on our discussions with officers or other representatives of the Trust responsible for the matters discussed therein, our review of documents furnished to us by the Trust and our reliance on the representations and warranties of the Trust contained in the Underwriting Agreement and the Officers’ Certificate; we have not made any other inquiries or investigations or any search of the public docket records of any court, governmental agency or body or administrative agency; in addition, we note that we have not been engaged by, nor have we rendered any advice to, the Trust in connection with any legal or governmental proceedings, and, accordingly, we do not have any special knowledge with respect to such matters;

(j) in rendering the opinion set forth in paragraph 10 below, we have relied solely on the stock record books of the Trust in determining the number of all issued and outstanding Common Shares of the Trust prior to the issuance of the Shares and have assumed that the consideration recited in the resolutions of the Board of Trustees of the Trust approving the issuance of all such shares has been received in full by the Trust; and

(k) we have assumed that the execution and delivery by the Trust of each of the Underwriting Agreement and the Fundamental Agreements and the performance by the Trust of its obligations thereunder do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Trust or any of its properties is subject, (ii) any law, rule or regulation to which the Trust or any of its properties is subject (except that we do not make the assumption set forth in this clause (ii) with respect to Applicable Laws and the 1940 Act and the rules and regulations of the Commission under the 1940 Act (the “1940 Act Rules and Regulations”), as to which we express our opinion in paragraph 7 below), and (iii) any consent, approval, license, authorization or validation of, or filing, recording or registration with any Governmental Authority (except that we do not make this assumption with respect to Governmental Approvals as to which we express our opinion in paragraph 8 below).

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Members of our firm are admitted to the bar in the States of Delaware and New York, and we do not express any opinion as to the laws of any jurisdiction other than Applicable Laws and the United States federal securities laws to the extent specifically referred to herein. Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, we have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. The Trust has been created, is in good standing and legally exists as a statutory trust under the Delaware Statutory Trust Act and has the power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus.

2. The Trust is registered as a foreign business trust in Texas.

3. The Trust has statutory trust power and authority to execute, deliver and perform all its obligations under the Underwriting Agreement and the Fundamental Agreements.

4. The Underwriting Agreement has been duly authorized, executed and delivered by the Trust.

5. Each of the Fundamental Agreements has been duly authorized, executed and delivered by the Trust and is a valid and binding agreement of the Trust, enforceable against the Trust in accordance with its terms.

6. The execution and delivery by the Trust of the Underwriting Agreement and each of the Fundamental Agreements and the consummation by the Trust of the transactions contemplated thereby, including the issuance and sale of Shares, will not (i) conflict with the Declaration of Trust or By-Laws of the Trust or (ii) violate or conflict with, or result in any contravention of, Applicable Law. We do not express any opinion, however, as to whether the execution, delivery or performance by the Trust of the Underwriting Agreement or the Fundamental Agreements will constitute a violation of, or a default under, any covenant, restriction or provision with respect to [financial ratios or] tests or any aspect of the financial condition or results of operations of the Trust.

7. None of the execution, delivery or performance by the Trust of its obligations under the Underwriting Agreement or the Fundamental Agreements nor the compliance by the Trust with the terms and provisions thereof will contravene any provision of Applicable Law. Additionally, the execution and delivery by the Trust of the Underwriting Agreement, and the execution, delivery or performance by the Trust of the Investment Advisory Agreement, will not contravene the 1940 Act or the 1940 Act Rules and Regulations in any material respect.

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8. No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required for, the execution and delivery of the Underwriting Agreement or any of the Fundamental Agreements by the Trust or the consummation by the Trust of the transactions contemplated thereby.

9. The Trust is registered with the Commission pursuant to Section 8 of the 1940 Act as a non-diversified, closed-end management investment company and as such, the Trust meets the requirements for use of Form N-2 under the Securities Act and the 1940 Act; the Declaration of Trust and By-Laws comply in all material respects with the 1940 Act and the 1940 Act Rules and Regulations;

10. The Trust has an authorized share capitalization as set forth in the Time of Sale Prospectus and the Prospectus; all the outstanding Common Shares have been duly authorized and validly issued, and are fully paid and non-assessable (except as provided in the last sentence of Section 3.8 of the Declaration of Trust) representing undivided beneficial ownership interests in the assets of the Trust; the Shares have been duly authorized by all necessary action of the Trust under the Delaware Statutory Trust Act and, when issued to and paid for by the Underwriters in accordance with the Underwriting Agreement, will be validly issued, fully paid and non-assessable (except as provided in the last sentence of Section 3.8 of the Declaration of Trust) representing undivided beneficial ownership interests in the assets of the Trust; the Specimen Certificate complies in all material respects with the applicable requirements of the Declaration of Trust, the By-Laws, the Delaware Statutory Trust Act and the rules of the New York Stock Exchange, in each case as in effect on the date hereof. In rendering the opinion set forth in this paragraph 10, we have assumed that if a holder of Common Shares requests a certificate representing such holder’s Common Shares, that such certificate will conform to the Specimen Certificate and will have been signed by an authorized officer of the transfer agent and registrar for the Common Shares and registered by such transfer agent and registrar.

11. No holders of outstanding Common Shares are entitled as such to any preemptive or other rights to subscribe for any Shares under the Declaration of Trust or the By-Laws or under the Delaware Statutory Trust Act.

12. The statements in the Time of Sale Prospectus and the Prospectus under the heading “Description of Capital Structure,” insofar as such statements purport to summarize certain provisions of the 1940 Act, the Delaware Statutory Trust Act, the Common Shares and the Declaration of Trust, fairly summarize such provisions in all material respects.

13. To our knowledge, (i) there are no statutes or regulations that are required to be described, or legal or governmental proceedings pending to which the Trust is a party or to which any property of the Trust is subject that are required to be disclosed, in the Registration Statement, Time of Sale Prospectus or the Prospectus and are not so described or disclosed, and (ii) no contract or other document is required to be disclosed in the Registration Statement, Time of Sale Prospectus or Prospectus or to be filed as an exhibit to the Registration Statement that is not disclosed therein or filed as required.

14. The filing of the Prospectus pursuant to Rule 497(h) under the Securities Act Rules and Regulations has been made in a manner and within the time period required by Rule 497(h) of the Securities Act Rules and Regulations.

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15. The Registration Statement, Time of Sale Prospectus and the Prospectus and the 1940 Act Notification (in each case, other than the financial statements and other financial information contained therein or incorporated therein by reference and other than any exhibits, schedules or appendices included or incorporated by reference therein, as to which we do not express any opinion) appear on their face to be appropriately responsive in all material respects with the applicable requirements of the Securities Act, the Securities Act Rules and Regulations, the 1940 Act and the 1940 Act Rules and Regulations. Except to the extent set forth in paragraph 12 above and in the seventh paragraph of our tax opinion of today’s date, we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, Time of Sale Prospectus and the Prospectus.

16. The Omitting Prospectuses identified in Schedule A annexed to this opinion complied with the requirements of Rule 482, did not contain an untrue statement of a material fact and complied in all material respects with the Securities Act, the 1940 Act and the rules and regulations under such statutes.

We advise you that the Firm has rendered legal advice to the Investment Adviser and other investment funds advised by the Investment Adviser and certain of its affiliates in connection with various matters.

This opinion is furnished only to you as representative of the Underwriters and is solely for the Underwriters’ benefit in connection with the closing occurring today and the offering of the Shares, in each case pursuant to the Underwriting Agreement. Without our prior written consent, this opinion may not be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by, or assigned to, any other person for any purpose, including any other person that acquires any Shares or that seeks to assert your and the other Underwriters’ rights in respect of this opinion (other than an Underwriter’s successor in interest by means of merger, consolidation, transfer of a business or other similar transaction).

Very truly yours,

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SCHEDULE A

Omitting Prospectuses

1.	Highland Credit Strategies Fund Broker Dealer Brochure

2.	Highland Credit Strategies Fund Investor Guide

3.	Highland Credit Strategies Fund Broker Dealer Slide Presentation

4.	Highland Credit Strategies Fund Investor Envelope

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Exhibit A-2

Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

June 29, 2006

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

As Representative of the Several Underwriters

Named in the Underwriting Agreement referred to below

Re: Highland Credit Strategies Fund —

      Initial Public Offering of Shares

Ladies and Gentlemen:

We have acted as special counsel to Highland Credit Strategies Fund, a statutory trust (the “Trust”) created under the Delaware Statutory Trust Act, in connection with the Underwriting Agreement, dated June 23, 2006 (the “Underwriting Agreement”), among the Trust, Highland Capital Management, L.P. (the “Investment Adviser”), and you, as representative of the several Underwriters named in Schedule I thereto (the “Underwriters”), relating to the issuance and sale by the Trust to the Underwriters of          shares (the “Firm Shares”) of the Trust’s common shares of beneficial interest, par value $0,001 per share (the “Common Shares”), and up to an additional          shares of Common Shares (the “Option Shares”) at the Underwriters’ option to cover over-allotments. The Firm Shares and the Option Shares are collectively referred to herein as the “Shares.” This letter is being furnished to you pursuant to Section 6(d) of the Underwriting Agreement.

In the above capacity, we have reviewed the registration statement on Form N-2 (File Nos. 333-132436 and 811-21869) of the Trust relating to the Shares filed on March 15, 2006 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) and the Investment Company Act of 1940, as amended (the “1940 Act”) and Pre-Effective Amendments No. 1 through No. 6 thereto and the information deemed to be a part of the registration statement as of the date it was declared effective pursuant to Rule 430A of the General Rules and Regulations under the Securities Act (the “Securities Act Rules and Regulations”) [and the order of the Commission declaring such registration statement effective on     , 2006] (such registration statement, as so amended and declared effective by the Commission [on     , 2006], being hereinafter referred to as the “[Basic] Registration Statement”), [and the registration statement on Form N-2 (File No.    ) of the Trust filed with the Commission on    , 2006 pursuant to Rule 462(b) under the Securities Act (such registration statement, which

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became effective on such filing date, being hereinafter referred to as the “462(b) Registration Statement” and, together with the Basic Registration Statement, the “Registration Statement”)], and (i) the preliminary prospectus and statement of additional information relating to the offering of Shares, each dated May 22, 2006 (collectively, the “Time of Sale Prospectus”), (ii) the final prospectus and statement of additional information, each dated     , 2006, and each relating to the Shares in the form filed with the Commission pursuant to Rule 497(h) of the Securities Act Rules and Regulations (collectively, the “Prospectus”) and (iii) such other documents as we deemed appropriate. [We have been orally advised by the staff of the Commission that] [T]he [Basic] Registration Statement was declared effective under the Securities Act at     :00 [a./p.]m. (Eastern Time) on    , 2006 and that (i) no stop order suspending the effectiveness of (x) the Registration Statement or (y) the notification of registration of the Trust on Form N-8A, dated March 15, 2006, as filed with the Commission on March 15, 2006 under the 1940 Act, has been issued; and (ii) no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

In addition, we have participated in conferences with officers and other representatives of the Trust and the Investment Adviser, representatives of the independent accountants of the Trust and the Underwriters and counsel for the Underwriters at which the contents of the Registration Statement, the Prospectus, the General Disclosure Package (as defined below) and related matters were discussed. We do not pass upon, or assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package and have made no independent check or verification thereof (except to the limited extent referred to in paragraph [13] of our opinion to you dated the date hereof and in the seventh paragraph of our tax opinion to you dated the date hereof).

On the basis of the foregoing, (i) the [Basic] Registration Statement, at the time it became effective, [the 462(b) Registration Statement, when filed,] and the Prospectus, as of its date, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Securities Act Rules and Regulations (except that in each case we do not express any view as to the financial statements and financial schedules and other financial and statistical data included or incorporated by reference therein or excluded therefrom) and (ii) no facts have come to our attention that have caused us to believe that the [Basic] Registration Statement, at the time it became effective, [and the 462(b) Registration Statement, when filed,] contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading

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(except that in each case we do not express any view as to the financial statements and financial schedules and other financial and statistical data included or incorporated by reference therein or excluded therefrom or the statements contained in the exhibits to the Registration Statement). In addition, on the basis of the foregoing, no facts have come to our attention that have caused us to believe that the General Disclosure Package, as of the Applicable Time (as defined below), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading (except that in each case we do not express any view as to the financial statements and financial schedules and other financial and statistical data included or incorporated by reference therein or excluded therefrom or the statements contained in the exhibits (other than Exhibit L) to the Registration Statement).

As used herein, “Applicable Time” means     :00 [a./p.]m. (Eastern Time) on June     , 2006, and “General Disclosure Package” means the Time of Sale Prospectus that is included in the [Basic] Registration Statement immediately prior to the Applicable Time and the information included on Schedule III to the Underwriting Agreement, all considered together.

We advise you that the Firm has rendered legal advice to the Investment Adviser and other investment funds advised by the Investment Adviser and certain of its affiliates in connection with various matters.

This letter is furnished only to you as representative of the Underwriters and is solely for the Underwriters’ benefit in connection with the closing occurring today and the offering of the Shares, in each case pursuant to the Underwriting Agreement. Without our prior written consent, this letter may not be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by, or assigned to, any other person for any purpose, including any other person that acquires any Shares or that seeks to assert your and the other Underwriters’ rights in respect of this letter (other than an Underwriter’s successor in interest by means of merger, consolidation, transfer of a business or other similar transaction).

Very truly yours,

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Exhibit A-3

Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

June 29, 2006

Morgan Stanley & Co. Incorporated

as representative of the several Underwriters

c/o Morgan Stanley & Co. Incorporated

1585 Broadway

New York, NY 10036

Re:	Highland Credit Strategies Fund
Initial Public Offering of Common Shares

Ladies and Gentlemen:

We have acted as counsel to Highland Credit Strategies Fund, a statutory trust (the “Trust”) created under the Delaware Statutory Trust Act, in connection with the issuance and sale by the Trust of the Trust’s common shares of beneficial interest, par value $0,001 per share (the “Common Shares”) as described below.

This opinion is being furnished pursuant to Section 6(d) of the Underwriting Agreement (the “Underwriting Agreement”), dated June 23, 2006, among you, as representative of the several Underwriters named therein (the “Underwriters”), the Trust and Highland Capital Management, L.P. (the “Adviser”) relating to the sale by the Trust to the Underwriters of [        ] shares (the “Firm Shares”) of the Trust’s Common Shares and up to an additional [        ] shares of the Trust’s Common Shares at the Underwriters’ option, to cover over-allotments. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Underwriting Agreement.

In connection with our opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the Preliminary Prospectus, as filed with the Securities and Exchange Commission on May 22, 2006, including the statement of additional information dated May 22, 2006, which is incorporated by reference therein (the “Preliminary Statement of Additional Information”), and the Prospectus, as filed with the Securities and Exchange Commission on June 23, 2006, including the statement of additional information dated June 23, 2006, which is incorporated by reference therein (the “Final Statement of Additional Information”), and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below. Our opinion is conditioned on the initial and continuing accuracy of the facts, information and analysis set forth in such documents, certificates and records.

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For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. We have assumed that such documents, certificates and records are duly authorized, valid and enforceable.

In rendering our opinion, we have relied upon statements and representations of officers and other representatives of the Trust, the Adviser, and others and have assumed that such statements and representations are and will continue to be correct without regard to any qualification as to knowledge or belief.

Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury regulations, judicial authorities, published positions of the Internal Revenue Service (the “IRS”), and such other authorities as we have considered relevant, all as in effect on the date of this opinion and all of which are subject to change or differing interpretations (possibly on a retroactive basis). A change in the authorities upon which our opinion is based could affect our conclusions. An opinion of counsel is not binding on the IRS or any court. No assurance can be given that the IRS would not assert, or that a court would not sustain, any position contrary to this opinion.

Based upon and subject to the foregoing, we are of the opinion that under current U.S. federal income tax law, although the discussion set forth in the Preliminary Prospectus, the Preliminary Statement of Additional Information, the Prospectus and the Final Statement of Additional Information under the heading “Tax Matters” does not purport to summarize all possible U.S. federal income tax consequences of the purchase, ownership or disposition of the Common Shares, such discussion constitutes, in all material respects, a fair and accurate summary of the U.S. federal income tax consequences that are anticipated to be material to holders who purchase the Common Shares in the offering.

Except as set forth above, we express no other opinion. This opinion is delivered to you solely for your benefit in connection with the offering of Common Shares pursuant to the Time of Sale Prospectus and the Prospectus and cannot be relied upon by anyone else without our prior written consent. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in respect of the matters stated or assumed herein or any changes in applicable law.

Very truly yours,

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Exhibit B-1

Opinion of Kevin Ciavarra

June 29, 2006

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

As Representative of the Several Underwriters Named

in the Underwriting Agreement referred to below

Re:	Highland Credit Strategies Fund
Initial Public Offering of Common Shares

Ladies and Gentlemen:

I am rendering my opinion on behalf of Highland Capital Management, L.P. (the “Investment Adviser”) solely in my capacity as its General Counsel. I have represented the Investment Adviser with respect to Highland Credit Strategies Fund (the “Trust”), a statutory trust created under the Delaware Statutory Trust Act, in connection with the preparation, execution and delivery of the Underwriting Agreement, dated June [    ], 2006 (the “Underwriting Agreement”), by and among the Trust, the Investment Adviser and you, as representative of the several Underwriters named in Schedule I thereto (the “Underwriters”), relating to the issuance and sale by the Trust of [        ] shares (the “Firm Shares”) of the Trust’s common shares of beneficial interest, par value $0,001 per share (the “Common Shares”) and up to an additional [        ] shares of Common Shares (the “Option Shares”) at the Underwriters’ option to cover over-allotments. The Firm Shares and the Option Shares are collectively referred to herein as the “Shares.” This opinion is being delivered pursuant to Section 6(e) of the Underwriting Agreement.

In my examination, I have assumed the genuineness of all signatures, including endorsements, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion, which I did not independently establish or verify, I have relied upon statements and representations of the Investment Adviser, its officers and other representatives, and of public officials, including the facts set forth in the certificates described below.

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In rendering the opinions set forth herein, I have examined and relied on originals or copies of the following:

(a) the Certificate of Limited Partnership of the Investment Adviser, filed with the Secretary of State of the State of Delaware on July 7, 1997;

(b) the Certificate of Merger of the Investment Adviser, filed with the Secretary of State of the State of Delaware on July 29, 1997;

(c) the Certificate of Restoration of the Investment Adviser, filed with the Secretary of State of the State of Delaware on July 1, 1998;

(d) the Certificate of Amendment of the Investment Adviser, filed with the Secretary of State of the State of Delaware on July 7, 1998;

(e) the Limited Partnership Agreement of the Investment Adviser, dated as of [        ];

(f) a certificate, dated May 12, 2006, and a bring-down certificate, dated [            ], 2006, from the Secretary of State of the State of Delaware as to the formation, good standing and legal existence of the Investment Adviser;

(g) a certificate, dated May 12, 2006, and a bring-down certificate, dated [        ], 2006, from the Secretary of State of the State of Texas certifying that the Investment Adviser is registered as a foreign limited partnership in Texas;

(h) a certificate, dated May 11, 2006, and a bring-down certificate, dated [            ], 2006, from the Special Deputy Secretary of State of the State of New York certifying that the Investment Adviser is authorized to do business under the laws of the State of New York;

(i) the registration statement on Form N-2 (File Nos. 333-132436 and 811-21869) of the Trust relating to the Shares filed on March 15, 2006 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) and the Investment Company Act of 1940, as amended (the “1940 Act”) and Pre-Effective Amendments No. 1 through No. [    ] thereto and the information deemed to be a part of the registration statement as of the date it was declared effective pursuant to Rule 430A of the General Rules and Regulations under the Securities Act (the “Securities Act Rules and Regulations”) [and the order of the Commission declaring such registration statement effective on [        ], 2006] (such registration statement, as so amended and declared effective by the Commission [on [        ], 2006], being hereinafter referred to as the “[Basic] Registration Statement”), [and the registration statement on Form N-2 (File No. [        ]) of the Trust filed with the Commission on [        ], 2006 pursuant to Rule 462(b) under the Securities Act (such registration statement, which became effective on such filing date, being hereinafter referred to as the “462(b) Registration Statement” and, together with the Basic Registration Statement, the “Registration Statement”)];

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(j) the preliminary prospectus and the statement of additional information relating to the offering of Shares, each dated May 22, 2006 (collectively, the “Time of Sale Prospectus”);

(k) the final prospectus and statement of additional information, each dated [            ], 2006, and each relating to Shares in the form filed with the Commission pursuant to Rule 497(h) of the Securities Act Rules and Regulations (collectively, the “Prospectus”);

(l) the Investment Advisory Agreement by and between the Investment Adviser and the Trust, dated as of [        ], 2006 (the “Investment Advisory Agreement”);

(m) the Administration Services Agreement by and between the Investment Adviser and the Trust, dated as of [        ], 2006 (the “Administration Services Agreement”);

(n) the Marketing and Structuring Fee Agreement by and between the Investment Adviser and Morgan Stanley & Co. Incorporated, dated as of [        ], 2006 (the “Marketing and Structuring Fee Agreement”);

(o) the Sub-Administration Services Agreement by and between the Investment Adviser and PFPC, Inc., dated as of [            ], 2006 (the “Sub-Administration Services Agreement”);

(p) the Underwriting Agreement; and

(q) such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.

Capitalized terms used herein and not otherwise defined herein shall have the meanings herein as assigned to such terms in the Underwriting Agreement.

I express no opinion as to the laws of any jurisdiction other than the applicable laws of the State of Texas, the State of Delaware and the laws of the United States of America to the extent specifically referred to herein. I express no opinion with respect to the securities or “blue sky” laws of any state or with respect to the rules and regulations of the National Association of Securities Dealers, Inc.

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Based on the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

1. The Investment Adviser is duly formed, is in good standing and has a legal existence under the laws of the State of Delaware, has the power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Investment Adviser;

2. The Investment Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”) and is not prohibited by the Advisers Act or the 1940 Act from acting under the Investment Advisory Agreement as an investment adviser to the Trust as contemplated by the Prospectus or from acting as the Investment Adviser in the Underwriting Agreement or from acting as the Administrator under the Administration Services Agreement, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the best of such counsel’s knowledge, threatened by the Commission;

3. Each of the Underwriting Agreement, the Investment Advisory Agreement, the Administration Services Agreement, the Marketing and Structuring Fee Agreement and the Sub-Administration Services Agreement (the “Highland Agreements”) has been duly authorized, executed and delivered by the Investment Adviser and complies in all material respects with all applicable provisions of the Acts, the Advisers Act and the applicable Rules and Regulations. Each of the Highland Agreements is a valid and binding agreement of the Investment Adviser, enforceable in accordance with its terms assuming the applicable laws of the State of New York are the same as the applicable laws of the State of Texas or the State of Delaware, except that rights to indemnity and contribution may be limited by federal and state securities laws and subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding of equity or at law);

4. The execution and delivery by the Investment Adviser of, and the performance by the Investment Adviser of its obligations under, the Highland Agreements will not contravene any provision of applicable law or the limited partnership agreement of the Investment Adviser or, to the best of my knowledge, any agreement or other instrument binding upon the Investment Adviser that is material to the Investment Adviser, or, to the best of my knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Investment Adviser, whether foreign or domestic, and no consent, approval, authorization, order or permit of, or qualification with, any governmental body or agency, self-regulatory organization or court or other tribunal, whether foreign or domestic, is required for the performance by the Investment Adviser of its obligations, under the Highland Agreements, except such as have been obtained and as may be required by the Acts, the Advisers Act, the Securities Exchange Act of 1934 or the applicable Rules and Regulations;

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5. After due inquiry, I do not know of (a) any pending legal or governmental proceedings to which the Investment Adviser is a party or to which any of the properties of the Investment Adviser is subject that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described; or (b) statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required; and

6. The description of the Investment Adviser in the Time of Sale Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In addition, I have participated in conferences with officers and other representatives of, and counsel for, the Trust, representatives of the independent public accountants of the Trust, counsel for the Underwriters and the Underwriters at which the contents of the Registration Statement, the General Disclosure Package (as defined below) and the Prospectus and related matters were discussed and, although I am not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package and the Prospectus and have made no independent check or verification thereof, on the basis of the foregoing, no facts have come to my attention that have led me to believe (i) that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact concerning the Investment Adviser or omitted to state any material fact concerning the Investment Adviser required to be stated therein or necessary to make the statements therein not misleading, (ii) the documents included in the General Disclosure Package (as defined below), all considered together, as of the Applicable Time (as defined below), contained an untrue statement of a material fact concerning the Investment Adviser or omitted to state any material fact concerning the Investment Adviser necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (iii) that the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact concerning the Investment Adviser or omitted or omits to state a material fact concerning the Investment Adviser necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

As used herein, “Applicable Time” means [    ]:00 [a./p.]m. (Eastern Time) on [June [    ]], 2006 and “General Disclosure Package” means the Time of Sale Prospectus that is included in the [Basic] Registration Statement immediately prior to the Applicable Time and the information included on Schedule III to the Underwriting Agreement, all considered together.

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My opinions are subject to the following assumptions and qualifications:

(a) I have assumed that each of the Highland Agreements constitutes the valid and binding obligation of each party (other than the Adviser), enforceable against such other party in accordance with its terms;

(b) I express no opinion as to the effect on the opinions expressed herein of (A) the compliance or non-compliance of the Trust with any state, federal or other laws or regulations applicable to the Trust or (B) the legal or regulatory status or the nature of the business of the Trust;

(c) I express no opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on each of the Highland Agreements or any transactions contemplated thereby;

(d) I express no opinion with respect to the enforceability of the choice of law provisions in the Highland Agreements; and

(e) For purposes of the opinion set forth in paragraph 2 above, I have not regarded any proceedings to be “threatened” unless the potential governmental agency or body has communicated in writing to the Investment Adviser a present intention to initiate such proceedings against the Investment Adviser.

This opinion is being furnished only to you in connection with the Underwriting Agreement and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any other purpose without my prior written consent in each instance.

Very truly yours,

J. Kevin Ciavarra
General Counsel

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